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                                                                    EXHIBIT 23.6

                        CONSENT OF HAMBRECHT & QUIST LLC

    We hereby consent to the inclusion of our opinion letter dated January 6, 1997 to the Board of Directors of Centura Software Corporation as ANNEX B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of InfoSpinner, Inc. with and into Centura Software Corporation and to the references to such opinion in the Joint Proxy Statement/Prospectus under the captions "Summary--Fairness Opinion" and "The Merger--Opinion of Financial Advisor to Centura." In giving such consent, we do not admit and we disclaim that we come within the cateogry of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Hambrecht & Quist LLC

                                          By:    /s/ Jim Davidson

                                          --------------------------------------

                                            Jim Davidson
                                            Managing Director